Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Westchester Capital Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Westchester Capital Funds for the period ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Westchester Capital Funds for the stated period.

/s/Michael T. Shannon Michael T. Shannon Co-President, Westchester Capital Funds	/s/Roy Behren Roy Behren Co-President and Treasurer, Westchester Capital Funds
Dated: March 11, 2016	Dated: March 11, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Westchester Capital Funds for purposes of Section 18 of the Securities Exchange Act of 1934.